UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 15, 2006

ZORAN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-27246	94-2794449
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1390 Kifer Road

Sunnyvale, California 94086-5305

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(408) 523-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 15, 2006, Zoran Corporation (“Zoran”) received a written additional Staff Determination notice from The Nasdaq Stock Market (“Nasdaq”) stating that Zoran is not in compliance with Nasdaq’s Marketplace Rule 4310(c)(14) because it did not timely file its report on Form 10-Q for the third quarter ended September 30, 2006 and, therefore, that its common stock is subject to delisting from the Nasdaq Global Select Market.  Zoran issued a press release on November 20, 2006 disclosing its receipt of this notice from Nasdaq.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

On November 13, 2006, Zoran filed Form 12b-25 with the Securities and Exchange Commission reporting that it had delayed filing its Form 10-Q report pending the completion of a review of its historical stock option practices being conducted by a special committee of its Board of Directors.  Zoran plans to file its Form 10-Q report as soon as practicable following the conclusion of the review.  The information in Zoran’s Form 12b-25 is incorporated by reference herein.

As disclosed in a press release dated August 15, 2006 and a report on Form 8-K filed on August 17, 2006, Zoran had previously received a written Staff Determination notice from the Nasdaq Stock Market stating that it was not in compliance with Marketplace Rule 4310(c)(14) because it did not timely file  its Form 10-Q report for the second quarter ended June 30, 2006 (the “Original Determination”).

In response to the Original Determination, Zoran requested a hearing before a Nasdaq Listing Qualifications Panel, which was subsequently held on September 27, 2006.  At the hearing, Zoran requested that its common stock continue to be listed pending completion of the special committee’s review.  The hearing panel’s decision remains pending.  Zoran intends to supplement its pending request to cover the delayed filing of the third quarter Form 10-Q report.  There can be no assurance that the panel will grant Zoran’s request for continued listing.  Pending a decision by the hearing panel, Zoran’s common stock will continue to be traded on the Nasdaq Global Select Market.

Item 9.01   Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Exhibit Title or Description
99.1	Press Release dated November 20, 2006.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2006	ZORAN CORPORATION

	By:	/s/ KARL SCHNEIDER
Karl Schneider
Senior Vice President and Chief Financial Officer

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